
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Strategic Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                      45,997,912
<SECURITIES>                                         0
<RECEIVABLES>                                  996,734<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              47,089,676<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                47,089,676<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             4,905,380<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,712,243
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (806,863)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (806,863)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (806,863)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $833,091 and interest receivable of $163,643.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $140,355 and net option premiums ($45,325).
<F3>Liabilities include redemptions payable of $1,490,536, accrued brokerage commission of $323,442, and accrued management fees of $156,821.
<F4>Total revenue includes realized trading revenue of $4,980,402, net change in unrealized of ($1,679,048) and interest income of $1,604,026.

